Exhibit 3.90

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION Office of the Clerk

August 23, 2018

BETH EPSTEIN

UCC RETRIEVALS, INC.

7288 HANOVER GREEN DR

MECHANICSVILLE, VA 23111

RECEIPT

RE:	Commonwealth Technology LLC

ID:	S772171 - 7

DCN:	18-08-22-1208

Dear Customer:

This is your receipt for $100.00 covering the fees for filing articles of entity conversion with this office.

This is also your receipt for $100.00 to cover the fee(s) for expedited service(s).

The effective date of the certificate of entity conversion is August 23, 2018. When the certificate is effective, Commonwealth Technology, Incorporated is converted to a limited liability company organized under the laws of this Commonwealth with the following name:

Commonwealth Technology LLC

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

Sincerely,

Joel H. Peck
Clerk of the Commission

CNVRLRCT

CNVR

CIS0336

P.O. Box 1197, Richmond, VA 23218-1197

Tyler Building, First Floor, 1300 East Main Street, Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or (866) 722-2551 (toll-free in Virginia) www.scc.virginia.gov/clk

HOLD FOR PICK-UP

UCC RETRIEVALS, INC. BETH EPSTEIN / TRACI GOODMAN / MARY COLLINS

7288 HANOVER GREEN DR.

MECHANICSVILLE, VA 23111

(804) 559.5919

STATE CORPORATION COMMISSION

1300 EAST MAIN STREET

RICHMOND VA 23209-1197

AUGUST 22, 2018

NEXT DAY EXPEDITE!!

DEAR SIRS,

PURSUANT TO INSTRUCTIONS OF COUNSEL, I ENCLOSE FOR FILING ON BEHALF OF:

COMMONWEALTH TECHNOLOGY, INCORPORATED/COMMONWEALTH TECHNOLOGY LLC

ARTICLES OF CONVERSION/ORGANIZATION

**PLEASE RETURN (1) CERTIFIED COPY OF THE ATTACHED FILING

(for foreign entities c/c the application only!)**

CHECK(S) IN PAYMENT OF THE REQUIRED FEES ARE ENCLOSED. I WOULD APPRECIATE YOU TELEPHONING ME AT (804) 559-5919 IF THERE IS A PROBLEM WITH THIS FILING AND TO ADVISE ME WHEN THE EVIDENCE IS AVAILABLE TO BE PICKED UP.

THANK YOU FOR YOUR ASSISTANCE IN THIS REGARD.

SINCERELY,

BETH EPSTEIN

SCC21.2
(10/17)

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
OFFICE OF THE CLERK
1300 E MAIN ST
RICHMOND, VA 23219
(804) 371-9733
1-866-722-2551 Toll-free in Virginia

# Expedited Service Request Form

1808080075

**This form MUST be completed and placed on top of EACH document submission**
**(so it can be readily identified as a request for expedited review and processing).**

**Name of Corporation or Company (etc.):** (Must be typed for Email option.)
COMMONWEALTH TECHNOLOGY, INCORPORATED

**SCC ID No.** (if known): 011234-7

**Customer Contact Information:**

Name: BETH EPSTEIN
Company: UCC RETRIEVALS, INC.
Address: 7288 HANOVER GREEN DR.
MECHANICSVILLE (city or town) VA (state) 23111 (zip code)
Telephone: (804) 559 - 5919 ext 104
Email:

**Send Evidence of Expedited Filing By:**
(Choose one)

- [ ] Email (Only available for Categories A, C and D)
  **Two typed originals** of this form must be submitted for Email option. See "Return of Evidence" in the Instructions.
- [x] Hold for Pickup (Available at 4:00 p.m.)
- [ ] First-Class Mail
- [ ] USPS Express Mail (Prepaid envelope required.)
- [ ] Overnight via [ ] UPS [ ] Fed Ex
  (Completed waybill required. For Fed Ex, the waybill must be computer-generated with a barcode.)

**~~ See Information & Instructions for description of Categories. ~~**

| **Expedited Service Requested:** (mark service requested) | | *** Expedite Fee: *** (other fees may be needed – see footnote) |
|---|---|---|
| [x] **Category A** | Expedite Business Entity Document listed in Schedule A | |
| | [ ] Same Day Service (Received by 10:00 a.m.) | $ 200 |
| | [x] Next Day Service (Received by 2:00 p.m.) | $ 100 |
| [ ] **Category B** | Preliminary Review of Document listed in Schedule A (2nd Business Day Service Only – Received by 2:00 p.m.) | $ 50 |
| | [ ] Resubmission within 30 Days of initial Pre-Review | (N/C) |
| [ ] **Category C** | Expedite Business Entity Document listed in Schedule C (Next Day Service Only – Received by 2:00 p.m.) | $ 50 |
| [ ] **Category D** | Expedite Application for Reinstatement (Next Day Service Only – Received by 2:00 p.m.) | $ 50 |

**FOR OFFICE USE ONLY**

180822 1208

I/O [ ]

KD/CB

*** Submit one payment for all applicable fees (e.g., charter/entrance, reinstatement, filing and expedite fees)

**REVIEW THE INSTRUCTIONS BEFORE SUBMITTING THIS FORM.**

CIS0338	CIS	08/22/18
1 78 CISM0180	CORPORATE DATA INQUIRY	16:37:17

CORP ID: 0112347 - 0	STATUS: 00 ACTIVE STATUS DATE: 07/06/15
CORP NAME: Commonwealth Technology, Incorporated

DATE OF CERTIFICATE: 05/31/1967	PERIOD OF DURATION:	INDUSTRY CODE: 00
STATE OF INCORPORATION: VA VIRGINIA STOCK INDICATOR: S STOCK

MERGER IND:	CONVERSION/DOMESTICATION IND:
GOOD STANDING IND: Y	MONITOR INDICATOR:
CHARTER FEE: 25.00 MON NO: MON STATUS: MONITOR DTE:

R/A NAME:	C T CORPORATION SYSTEM

STREET:	4701 COX ROAD	AR RTN MAIL:
SUITE 285
CITY:	GLEN ALLEN	STATE : VA ZIP: 23060-0000
R/A STATUS:	5 B.E. AUTH IN VI	EFF. DATE: 04/09/15 LOC.: 143
ACCEPTED AR#:	218 52 0058	DATE: 05/09/18 HENRICO COUNTY
CURRENT AR#:	218 52 0058	DATE: 05/09/18 STATUS: A ASSESSMENT INDICATOR: 0
YEAR FEES PENALTY INTEREST TAXES BALANCE TOTAL SHARES

18 400.00	54,000
COMMAND:
4AÛ	06,016

CIS0338	CIS	08/22/18
1 78 CISM0250	MICROFILM INQUIRY	16:37:22

CORP ID: 0112347 –   CORP STATUS: 00 ACTIVE                    ORDER/LINE #’S CORP NAME: Commonwealth Technology, Incorporated

COURT LOCALITY: 143 HENRICO COUNTY TOTAL CHARTER FEES: 25.00

ORD SEL	MICROFILM			NO	DOCUMENT TYPE			DATE	CHARTER FEE	PAGES
—	15	04	51	0960	RAC	>	REGISTERED AGE	04/09/15		2
—	12	01	10	0331	REST	>	RESTATEMENT	01/30/12		8
—	09	11	01	1007	RAC	>	REGISTERED AGE	11/03/09		1
—	05	04	05	0967	RAC	>	REGISTERED AGE	04/19/05		1
—	96	05	03	0808	RAC	>	REGISTERED AGE	05/13/96		1
—	96	05	01	0341	RTNM	>	RETURNED MAIL	04/25/96		1
—	96	04	04	0862	RAC	>	REGISTERED AGE	04/10/96		1
—	91	03	04	0920	RAC	>	REGISTERED AGE	03/18/91		1
—	88	02	03	0248	AMEN	>	AMENDMENT	02/08/88	14.20	3
—	86	04	01	0407	AMEN	>	AMENDMENT	03/28/86		2
—	80	15	09	0036	CONV	>	CONVERSION DOC	02/23/83	10.80	8
—	81	12	03	0458	RAC	>	REGISTERED AGE	12/17/81		1
COMMAND: 4AÛ									06,014

S772171 - 7

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, AUGUST 23, 2018

The State Corporation Commission has found the accompanying articles of entity conversion submitted on behalf of

Commonwealth Technology, Incorporated

to comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ENTITY CONVERSION

be issued and admitted to record with the articles of entity conversion and articles of organization in the Office of the Clerk of the Commission, effective August 23, 2018.

When the certificate becomes effective, Commonwealth Technology, Incorporated is deemed to be a limited liability company organized under the laws of this Commonwealth with the name

Commonwealth Technology LLC

The limited liability company is granted the authority conferred on it by law in accordance with its articles of organization, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Mark C. Christie
Commissioner

CNVRLACT

CIS0336

18-08-22-1208

ARTICLES OF ENTITY CONVERSION OF

COMMONWEALTH TECHNOLOGY, INCORPORATED

The undersigned, on behalf of the corporation named below, pursuant to Title 13.1, Chapter 9, Article 12.2 of the Code of Virginia, states as follows:

1.

The name of the corporation immediately prior to the filing of these articles of entity conversion is Commonwealth Technology, Incorporated. The corporation shall convert to a Virginia limited liability company and its name shall be Commonwealth Technology LLC.

2.	The converting corporation was originally incorporated on May 31,1967 as a corporation with the name Commonwealth Technology, Incorporated.

3.	The plan of entity conversion, pursuant to § 13.1-722.10 of the Code of Virginia, is set forth as follows:

A.	The full text of the articles of organization of the resulting limited liability company as they will be in effect upon consummation of the conversion is attached hereto.

B.	The shares of common stock held by the sole shareholder will be converted into a 100% membership interest in the resulting limited liability company.

4.	The plan of entity conversion was approved by the consent of the sole shareholder on August 22, 2018.

Signed in the name of the corporation this 22nd day of August, 2018:

By:	/s/ Brian Fisher
Name:	Brian Fisher
Title:	Secretary

Articles of Organization

Commonwealth Technology LLC

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, the undersigned states as follows:

Article I

The name of the limited liability company (the ‘‘Company”) is Commonwealth Technology LLC.

Article II

A. The name of the Company’s initial registered agent is Cogency Global Inc. 150930-8

B. The initial registered agent is a domestic or foreign stock corporation authorized to transact business in Virginia.

Article III

A. The Company’s initial registered office address, which is identical to the business office of the initial registered agent, is 250 Browns Hill Court. Midlothian, VA 23114.

B. The registered office is located in the county of Chesterfield.

Article IV

The company’s principal office address is 5875 Barclay Drive, Alexandria, VA 22315.

Signature of Organizer:

Signature	Printed Name	Date
/s/ Brian Fisher	Brian Fisher	August 22, 2018